UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SALISBURY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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5 BISSELL STREET

P.O. BOX 1868

LAKEVILLE, CONNECTICUT 06039-1868

(860) 435-9801

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 13, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Salisbury Bancorp, Inc. (the “Company”), dated April 6, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 28, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2020

To the Shareholders of SALISBURY BANCORP, INC.

Salisbury Bancorp, Inc. (“SAL”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission on April 6, 2020, in connection with its Annual Meeting of Shareholders to be held on May 13, 2020. As a result of the public health crisis presented by COVID-19 and the State of Connecticut Governor’s Executive Orders, The Hotchkiss School, the designated location of the Company’s Annual Meeting is no longer available, and the Company is required to change the location of its Annual Meeting. Accordingly, the Annual Meeting will now be held at the Main Office of Salisbury Bank at 5 Bissell Street, Lakeville, CT 06039.

In light of the ongoing health risks relating to the COVID-19 coronavirus pandemic and the evolving public health measures being instituted by public officials, and to best protect the health and welfare of our employees, shareholders and community, Salisbury will abide by government social distancing mandates at the meeting and we urge Shareholders to consider not attending the Annual Meeting in person this year. Shareholders are nevertheless urged to vote their proxies by mail or by voting via the Internet or by telephone.

For more information, please contact Shelly L. Humeston, Secretary at shumeston@salisburybank.com or by calling 860.453.3432.

BY ORDER OF THE BOARD OF DIRECTORS OF

SALISBURY BANCORP, INC.

Shelly L. Humeston

Secretary

April 28, 2020

Lakeville, Connecticut

NEWS RELEASE

Richard J. Cantele, Jr., President and Chief Executive Officer

Salisbury Bancorp, Inc.

5 Bissell Street, Lakeville, CT 06039

860.435.9801

rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2020

Lakeville, CT – April 28, 2020 – Salisbury Bancorp, Inc. (“SAL”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission on April 6, 2020, in connection with its Annual Meeting of Shareholders to be held on May 13, 2020. As a result of the public health crisis presented by COVID-19 and the State of Connecticut Governor’s Executive Orders, The Hotchkiss School, the designated location of the Company’s Annual Meeting is no longer available, and the Company is required to change the location of its Annual Meeting. Accordingly, the Annual Meeting will now be held at the Main Office of Salisbury Bank at 5 Bissell Street, Lakeville, CT 06039.

In light of the ongoing health risks relating to the COVID-19 coronavirus pandemic and the evolving public health measures being instituted by public officials, and to best protect the health and welfare of our employees, shareholders and community, Salisbury will abide by government social distancing mandates at the meeting and we urge Shareholders to consider not attending the Annual Meeting in person this year. Shareholders are nevertheless urged to vote their proxies by mail or by voting via the Internet or by telephone.

For more information, please contact Shelly L. Humeston, Secretary at shumeston@salisburybank.com or by calling 860.453.3432.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through a network of 14 full service branches in Litchfield County, Connecticut; Berkshire County, Massachusetts; and Dutchess, Orange, and Ulster Counties, New York.  The Bank offers consumer and business banking products and services as well as trust and wealth advisory services.